Exhibit 10.26
LOAN AGREEMENT
by and between
Security First Bank,
as Lead Lender
and
E ENERGY ADAMS, LLC,
a Nebraska limited liability company,
as Borrower
Dated as of June 29, 2007

(i)

LOAN AGREEMENT
This Loan Agreement (this “Agreement”), dated as of June 29, 2007, is by and between the E Energy Adams, LLC, a Nebraska limited liability company as borrower (the “Borrower”) and Security First Bank, a Nebraska bank (the “Lead Lender”) as lead agent for all participating institutions, more fully described on Schedule 1 attached hereto (jointly and severally, the “Participants”).
RECITALS:
A. The Borrower has entered into a Redevelopment Contract, dated May 29, 2007 (the “Redevelopment Contract”) with the Village of Adams, Nebraska (the “Issuer”).
B. Pursuant to the Redevelopment Contract, the Borrower agreed to acquire, construct and equip a 50 million gallon per year (the “Facility”) located within the boundaries of the Issuer on land owned by the Borrower (the “Redevelopment Project”) and designated by Issuer as a redevelopment area pursuant to the Act (as hereinafter defined) (the “Redevelopment Area”).
C. Pursuant to the Redevelopment Contract, the Issuer agreed to provide a grant (the “Grant”) to the Borrower to reimburse the Borrower for expenditures qualifying under the Act (as hereinafter defined) that Borrower will make or has made to acquire, construct and equip the Redevelopment Project (the “Qualified Project Costs”) which are payable from the proceeds of TIF Indebtedness (as hereinafter defined) pursuant to the Act.
D. Pursuant to the Redevelopment Contract, the Issuer agreed to provide the Grant only after the Borrower has provided to the Issuer satisfactory evidence that private funds have been committed to the Redevelopment Project in amounts sufficient to complete the Redevelopment Project.
E. This Agreement and the proceeds of this Loan (the “Loan Proceeds”) shall constitute satisfactory evidence to the Issuer that the Borrower has committed private funds in amounts sufficient to complete the Redevelopment Project.
F. Pursuant to this Agreement, the Borrower will use a portion of the Loan Proceeds to fund the Debt Service Reserve Fund and the Capitalized Interest Fund required to be established, and will pay a portion of the costs of issuing the Loan (the “Closing Costs”).
G. The Lead Lender proposes to make the Loan, and the Borrower desires to borrow the Loan Proceeds, upon the terms and conditions set forth in this Agreement, the Pledge and the Borrower’s Note.
The Borrower and the Lead Lender, each in the consideration of the representations, covenants and agreements of the other as set forth in this Agreement, mutually represent, covenant and agree as follows:
THE AGREEMENT
Section 1. Definitions. In this Agreement, capitalized terms shall have the following respective meanings unless the context clearly requires elsewise:
“Act” shall mean Section 2 of Article VIII of the Nebraska Constitution, Sections 18-2101 through 18-2154 of the Reissue Revised Statutes of Nebraska, 1997, as amended, and acts amendatory or supplemental thereto from time to time, pursuant to which authority the Issuer pledged the TIF Indebtedness secured by the Issuer’s Series A Note and Issuer’s Series B Note.

“Agreement” shall mean this Loan Agreement, dated as of June 29, 2007, by and between the Borrower and the Lead Lender, as from time to time amended as permitted herein.
“Borrower” shall mean E Energy Adams, LLC, and its successors and assigns.
“Borrower’s Note” shall have the meaning given that term in Section 5 hereof.
“Capitalized Interest Amount” shall mean the amount of $513,800 to be deposited to the Capitalized Interest Fund from Loan Proceeds upon the closing of the Loan.
“Capitalized Interest Fund” shall mean the capitalized interest account established and maintained pursuant to Section 9 of this Agreement.
“Closing Costs” shall mean those costs listed in Exhibit B to be paid by the Borrower from the Loan Proceeds upon the closing of the Loan, which the Lead Lender shall disburse directly to the parties entitled to such payments as set forth in this Agreement.
“Debt Service Reserve Fund” shall mean the debt service reserve account established and maintained pursuant to Section 8 of this Agreement.
“Debt Service Reserve Fund Requirement” shall mean the amount equal to ten percent (10%) of the original stated principal amount of the Loan, which amount shall be deposited to the Debt Service Reserve Fund by the Lead Lender on behalf of the Borrower from the Loan Proceeds upon the closing of the Loan.
“Event of Default” shall have the meaning given that term under Section 14 hereof.
“Excess Pledged Tax Increment Revenues” shall mean all Pledged Tax Increment Revenues in excess of those required to pay in full the Issuer’s Series A Note (as defined herein below).
“Facility” shall mean the ethanol production facility acquired, constructed, equipped, owned and operated by the Borrower within the Redevelopment Area established within the boundaries of the Issuer.
“Grant” shall mean the grant of the TIF Indebtedness incurred as described on Exhibit C to the Redevelopment Contract, and paid by the Issuer to the Borrower upon requisition by the Borrower for reimbursement of Qualified Project Costs set forth on Exhibit A attached hereto and pursuant to Section 3.04 of the Redevelopment Contract.
“Issuer” shall mean the Village of Adams, Nebraska, a body corporate and politic duly organized under the Constitution and the laws of the State of Nebraska.
“Issuer’s Resolution” shall mean the resolution of the governing body of the Issuer adopted on June 27, 2007 authorizing, among other things, the issuance of the Issuer’s Series A Note and Issuer’s Series B Note.
“Issuer’s Series A Note” shall mean the Issuer’s Tax Increment Revenue Note, Taxable Series 2007A (E Energy Adams, LLC Ethanol Plant Project), dated the date of issuance and delivery thereof, in the original principal amount of $5,035,000 with a debt service coverage ratio of 1.15 and an interest rate not to exceed 10%, and a maturity date on or before December 1, 2021.

“Issuer’s Series B Note” shall mean the Issuer’s Tax Increment Revenue Note, Taxable Series 2007B (E Energy Adams, LLC Ethanol Plant Project), dated the date of issuance and delivery thereof, in the principal amount of $2,500,000 without assuming a debt service coverage ratio and an interest rate not to exceed 10%, and a maturity date on or before December 31, 2021.
“Lead Lender” shall mean Security First Bank, a commercial bank established and existing under the laws of the state of Nebraska.
“Liquidated Damages Amount” shall mean the “Liquidated Damages Amount” as defined in the Redevelopment Contract.
“Loan” shall mean the loan made by the Lead Lender to the Borrower pursuant to this Agreement and the Note.
“Loan Documents” shall mean this Agreement and any and all ancillary documents necessary to consummate the transactions contemplated thereby.
“Loan Interest Rate” shall mean nine and fifteen-tenths percent (9.15%).
“Loan Maturity Date” shall mean December 1, 2021.
“Loan Payment Date” or “Loan Payment Dates” shall mean each June 1 and December 1 of each year commencing June 1, 2009.
“Loan Proceeds” shall mean the funds received by the Borrower from the Lead Lender at the closing of this Loan.
“Origination Fee” shall mean the amount of $2,000.00 payable by the Borrower to the Lead Lender as an origination fee upon the closing of the Loan, which fee shall be paid from Loan Proceeds.
“Participant” shall have the meaning given that term in the Introduction to this Agreement and in Section 12 hereof and on Schedule 1 attached hereto.
“Payment Direction Letter” shall have the meaning given that term in Section 7 hereof.
“Permitted Encumbrances” shall mean (a) those encumbrances which secure indebtedness incurred to acquire, construct and equip the Redevelopment Project or for any other physical improvements to the Redevelopment Area, as specified in the Section 5.02 of the Redevelopment Contract, and (b) that interest taken by the senior secured lead lender, Farm Credit Services of America, Nebraska, along with its lending syndicate, on the senior credit facility provided to Borrower.
“PILOT Payments” shall mean the payment in lieu of taxes that the Issuer is required to make under certain circumstances pursuant to Section 4.06 of the Redevelopment Contract.
“Pledge” shall have the meaning given that term in Section 6 hereof.
“Pledged Revenues” shall mean Pledged Tax Increment Revenues, PILOT Payments and Liquidated Damages Amount.

“Pledged Tax Increment Revenues” shall mean the Tax Increment Revenues pledged by the Issuer to the payment of, and as security for, the TIF Indebtedness pursuant to Section 3.03 of the Redevelopment Contract.
“Qualified Project Costs” shall mean those costs payable from the proceeds of TIF Indebtedness pursuant to the Act, and as listed in Exhibit A to this Agreement, and used to reimburse the Borrower for the Project Costs (as defined in the Redevelopment Contract).
“Redevelopment Area” shall mean certain real property acquired by the Borrower situated within the boundaries of the Issuer as more particularly described in Exhibit A to the Redevelopment Contract.
“Redevelopment Contract” shall mean that certain Redevelopment Contract, dated May 29, 2007, by and between the Borrower and the Issuer.
“Redevelopment Project” shall mean the entire project, including the Facility and the land owned by the Borrower on which the Facility shall be constructed and equipped.
“Reset Date” shall have the meaning given that term in Section 4(b) hereof.
“Security Agreement” shall have the meaning given that term in Section 6(a) hereof.
“Tax Increment Revenues” shall mean that portion of the ad valorem tax on real property in the Redevelopment Area in excess of the amount of those ad valorem taxes on the real property located in the Redevelopment Area which constitute the proportion of all the ad valorem taxes payable on the real property in the Redevelopment Area which is produced by the aggregate levy rate fixed each year by and for all public bodies with respect to the Redevelopment Area being applied to the Facility valuation (as defined in the Act) for the period of fifteen (15) years commencing January 1, 2007 as such taxes were divided by the Issuer pursuant to Section 3.01 of the Redevelopment Contract.
“TIF Indebtedness” shall mean any bonds, notes, loans and advances of money or other indebtedness, including interest and premiums, if any, thereon, incurred by the Issuer pursuant to Article III of the Redevelopment Contract and secured in whole or in part by the Pledged Tax Increment Revenues.
Section 2. Borrower Representations. The Borrower represents, warrants and agrees as follows:
(a) the Borrower has been duly organized, validly exists and is in good standing as a limited liability company under the laws of the State of Nebraska, is duly qualified to do business in Nebraska, and is duly qualified to enter into the transactions contemplated by and necessary or incident to the execution and delivery of the Loan Documents;
(b) attached hereto as Exhibit C is a resolution of the Borrower authorizing the transactions contemplated by the Loan Documents;
(c) since the date of the last delivery of financial information to the Lead Lender, there has not been any material adverse change in the business of the Borrower;

(d) there is no action, suit, proceeding, or to the Borrower’s knowledge, any inquiry or investigation at law or in equity or before or by any public board or body pending or, to our knowledge, threatened against or affecting the Borrower or its property or, to Borrower’s knowledge, any basis therefore, wherein an unfavorable decision, ruling or finding would adversely affect the transaction contemplated by or necessary or incident to the execution and delivery of the Redevelopment Contract or the Loan Documents or the validity or enforceability of the Redevelopment Contract or the Loan Documents;
(e) there are no valid material security interests in or liens against the interest of the Borrower in the Redevelopment Project as of the date hereof, except those created by the Permitted Encumbrances;
(f) the Borrower has duly authorized, by all necessary company action, the execution, delivery and due performance of the Loan Documents;
(g) the Loan Documents have been duly executed and delivered by proper officers of the Borrower. Each of the Loan Documents was executed in substantially the form in which approved by the Borrower;
(h) the execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of its obligations thereunder do not and will not violate or constitute a default under the Articles of Organization or Operating Agreement of the Borrower or any court order, and do not and will not violate or constitute a default under any agreement, indenture, mortgage, lease or any other obligation or instrument to which the Borrower is bound, and no approval or other action by any governmental authority or agency is required in connection therewith, other than those which have been received;
(i) there is no action or proceedings pending or threatened looking toward the dissolution, liquidation or sale of substantially all of the assets of the Borrower;
(j) Borrower certifies that it has incurred Qualified Project Costs, as defined in the Redevelopment Contract, in an amount in excess of $5,035,000. Attached to this Agreement is a true and correct listing of expenditures incurred with respect to the Project to date, all of which Borrower represents, warrants and agrees are Qualified Project Costs;
(k) the names and addresses of the persons, firms or corporations to whom the payments requested hereby are due, the amounts to be disbursed and the general classification and description of the Qualified Project Costs, or to reimburse the Borrower for any Qualified Project Costs paid by the Borrower for which each obligation requested to be paid hereby was incurred are as set forth on Exhibit A attached hereto and incorporated herein by this reference;
(l) such Qualified Project Costs have been made or incurred by the Borrower and have been paid by the Borrower, if payment to the Borrower is requested, or, if payment to the Borrower is not requested, are presently due to the persons to whom payment is requested, are valid Qualified Project Costs under the Redevelopment Contract and proper charges against the Loan Proceeds as set forth herein and no part thereof was included in any other request previously filed with the Lead Lender under the provisions thereof;
(m) except for Qualified Project Costs for which payment has or will be requested and except as set forth on Exhibit A attached hereto, there are no outstanding statements which are now due and payable for labor, wages, materials, supplies or services in connection with the purchase, construction and installation of the Project which, if unpaid, might become the basis of a vendors’, mechanics’, laborers or materialmen’s statutory or other similar lien upon the Project or any part thereof. Set forth below is a description of (1) all disputed statements and the reasons for such disputes, and (2) all statements in process but not yet presented to the Lead Lender for payment;

(n) all Qualified Project Costs incurred or to be incurred by the Borrower are qualified costs and/or expenditures under the Nebraska Community Development Law, R.R.S. Neb. §§ 18-2101, et. seq.;
(o) unless previously provided to Lead Lender, an executed copy of the construction contract with respect to the Project is attached hereto;
(p) proceeds of the Notes in the amount of $513,800.00 shall be retained by Lead Lender in the fund established for the Borrower with respect to the Project to pay interest on the Loan due in 2008 and 2009. The Lead Lender shall retain the amount of $2,000.00 as payment for its Origination Fee. Proceeds in the amount of $503,500.00 shall be retained by the Lead Lender and deposited in the Debt Service Reserve Fund. Proceeds in the amount of $95,700.00 shall be paid to the Placement Agent, SMITH HAYES Financial Services Corporation as payment for placement agent services. Proceeds in the amount of $55,000.00 shall be used to pay Closing Costs to Bond Counsel;
(q) Borrower indemnifies, protects, holds harmless and discharges Issuer and Lead Lender from any and all damages, costs, claims or causes of action related to distribution of amounts to Borrower pursuant hereto;
(r) Borrower hereby requests that Lead Lender distribute the Closing Costs in the amount of $152,700 as follows:

Origination Fees:		$2,000.00
Bond Counsel:		$55,000.00
Placement Agent:	($100,700 — 5,000 paid out of new money)	$95,700.00
(s) and Borrower indemnifies, protects, holds harmless and discharges Issuer and Lead Lender from any and all damages, costs, claims or causes of action related to distribution of amounts to Borrower pursuant hereto.
Section 3. Lead Lender Representations. The Lead Lender represents, warrants and agrees as follows:
(a) the Lead Lender is a commercial bank duly organized and existing under the laws of the state of Nebraska with full power and authority to enter into the transactions contemplated by this Agreement on behalf of each of the Participants, each of which consent to the authority of the Lead Lender;
(b) the Lead Lender is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Securities Act of 1933, as amended, acting in its individual or fiduciary capacity;

(c) the Lead Lender recognizes and acknowledges that this Agreement and the Issuer’s Series A Note and Issuer’s Series B Note will never represent or constitute a general obligation, debt, bonded indebtedness or a pecuniary obligation of the Issuer but are limited obligations payable solely from Pledged Revenues;
(d) the Lead Lender certifies, under penalties of perjury, that the Lead Lender is not subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended; and
(e) the Lead Lender is not making the Loan with a view to distribution of any interest therein, except through the sale of loan participation interests as permitted in this Agreement to other banks and lending financial institutions which constitute “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and who will purchase such participation interests subject to this Agreement, including, without limitation, the making of the representations, warranties and agreements set forth in this Section.
Section 4. The Loan.
(a) Upon the terms and conditions of this Agreement and any other documents related thereto, the Lead Lender hereby loans to the Borrower the principal amount of Five Million Thirty Five Thousand and no/100 Dollars (5,035,000.00). Interest on the unpaid principal amount of the Loan shall be payable at the rates set forth in the Borrower’s Note or determined pursuant to the terms of the Borrower’s Note.
(b) The Loan Interest Rate shall reset on June 1, 2014 (“Reset Date”). The interest rate on the Reset Date shall be equal to the 5-year U.S. Treasury Constant Maturity Index plus 398 basis points, but not greater than 10% for the applicable rate period and not less than 7.5% for the applicable rate period.
(c) The Loan shall be repaid in the amounts, at the times and in the manner set forth in the Borrower’s Note.
(d) The Loan is secured by and payable from the grant and assignment by Borrower to Lead Lender of Issuer’s Series A Note and the Issuer’s Series B Note, the Pledge by Borrower to Lead Lender of Pledged Revenues, as described in Section 6 below, consisting of Pledged Tax Increment Revenues, PILOT Payments, and the Liquidated Damages Amount and amounts on deposit in the Debt Service Reserve Fund and the Capitalized Interest Fund, and from the Borrower as obligor under the Borrower’s Note.
Section 5. The Note. The Loan shall, in addition to this Agreement, be evidenced by a promissory note of the Borrower substantially in the form of Exhibit D (the “Borrower’s Note”), dated the date hereof, payable to the order of the Lead Lender in a principal amount equal to Five Million Thirty-Five Thousand and No/100 Dollars (5,035,000.00). The Borrower’s Note shall evidence the Borrower as the obligor of the Loan.
Section 6. The Pledge.
(a) The Pledged Revenues shall be evidenced by the Issuer’s Series A Note and Issuer’s Series B Note, as defined in Section 1.1 herein, made by the Issuer to the Borrower. To induce the Lead Lender to make the Loan, the Borrower hereby grants and pledges (the “Pledge”) to the Lead Lender for the benefit of all of the Participants, and the Issuer hereby agrees to the Borrower’s pledge and grant of, a security interest in and to the Issuer’s Series A Note and Issuer’s Series B Note, together with the Pledged Revenues, pursuant to the Security Agreement (the “Security Agreement”) similar in form and substance as attached hereto as Exhibit E.

Section 7. Loan Repayments and Prepayments.
(a) This Loan is evidenced by the Borrower’s Note. The principal amount and interest thereon shall be payable by the Borrower on the dates set forth in therein. In order to comply with the terms of the Borrower’s Note and this Agreement, the Borrower hereby agrees to direct Issuer to pay directly to the Lead Lender all Pledged Revenues on account of the Loan. The Lead Lender and the Borrower agree that all such amounts shall be applied by the Lead Lender as follows and in the following order:
(i) to the payment of all fees and expenses of Lead Lender unpaid as of the date thereof;
(ii) to the repayment of all past due interest payments under the Borrower’s Note;
(iii) to the repayment of all past due principal payments under the Borrower’s Note;
(iv) to restore the amount on deposit in the Debt Service Reserve Fund to the Debt Service Reserve Requirement if a deficiency exists therein; and
(v) to the payment of all principal due and unpaid under the Borrower’s Note on the applicable Loan Payment Date;
(vi) to the prepayment of the unpaid principal amount of the Borrower’s Note; and
(vii) upon full payment and satisfaction of the Borrower’s Note, to Borrower.
(b) The Lead Lender shall enter in its ledgers and records a record of all payments made. At least ten (10) days prior to each Loan Payment Date, the Lead Lender agrees to provide to the Borrower a statement setting forth the amount of interest and principal due on such Loan Payment Date and the remaining outstanding principal amount of the Borrower’s Note on such Loan Payment Date assuming the regularly scheduled principal has been paid, being the remaining outstanding principal amount of the Borrower’s Note; provided, however, Lead Lender’s failure to provide such statement should in no way relieve Borrower’s obligation to make such payment on each Loan Payment Date. The Borrower agrees that all Pledged Revenues payable or paid to the Borrower pursuant to the Issuer’s Series A Note and Issuer’s Series B Note shall be paid directly to the Lead Lender so long as the Borrower’s Note has not been paid in full. Borrower agrees to execute and deliver an irrevocable payment direction letter (the “Payment Direction Letter”) and any other documentation requested by Lead Lender advising Issuer to make all payments under the Issuer’s Series A Note and Issuer’s Series B Note directly to Lead Lender. The Payment Direction Letter shall be irrevocable until full repayment and satisfaction of Borrower’s Note at which time Borrower may revoke the Payment Direction Letter. In the event the Lead Lender receives any Pledged Revenues in excess of the amount required to pay all amounts due under the Borrower’s Note in full, the Lead Lender agrees to credit any such overpayment to account of Borrower pursuant to Section 7(a)(vi) and Section 7(a)(vii) above.

Section 8. Debt Service Reserve Fund.
(a) The Borrower hereby agrees to establish and maintain, so long as the Loan remains unpaid, a debt service reserve account with the Lead Lender (the “Debt Service Reserve Fund”) in an amount equal to the Debt Service Reserve Fund Requirement to be applied as hereinafter set forth.
(b) The Lead Lender shall retain from the Loan Proceeds, an amount equal to the Debt Service Reserve Requirement upon the closing of the Loan.
(c) The “Debt Service Coverage Ratio” shall mean the quotient obtained by dividing (a) the amount of available Pledged Tax Increment Revenues plus interest earned on the actual funds held by the Lead Lender in the Debt Service Reserve Fund to scheduled Debt Service by (b) interest and principal due and payable to Lead Lender during the applicable Loan Payment Date. Commencing on June 1, 2009, the Debt Service Coverage Ratio shall equal or exceed 1.15 to 1.00.
(d) If the Lead Lender determines in its sole and reasonable discretion that the Debt Service Coverage Ratio will not be achieved on any Loan Payment Date, the Lead Lender may utilize funds from the Debt Service Reserve Fund to prepay principal in such amount as reasonably determined by Lead Lender so that the Debt Service Coverage Ratio shall thereafter be satisfied.
(e) If, after utilizing the Debt Service Reserve Fund to achieve the Debt Service Coverage Ratio, the Lead Lender determines that that Debt Service Reserve Fund Requirement is less than ten percent (10%) of the original principal amount of the Loan, the Lead Lender shall notify the Borrower in writing of such deficiency. Upon written notice from Lead Lender, Borrower will replenish the Debt Service Reserve Fund to an amount equal to ten percent (10%) of the original principal amount of the Loan.
(f) In addition, Lead Lender may use the amounts in the Debt Service Reserve Fund to make loan repayments falling due on each Loan Payment Date to the extent that the payment made by the Issuer under the Issuer’s Series A Note on any such Loan Repayment Date is insufficient to pay the amounts due on such Loan Payment Date, after the application of any amounts on deposit in the Capitalized Interest Fund available to pay interest on such Loan Payment Date.
(g) The Debt Service Reserve Fund shall be maintained as an interest bearing account or certificate of deposit with the Lead Lender. All interest earnings shall be retained in the Debt Service Reserve Fund. On each Loan Payment Date, if there exists an excess above the Reserve Requirement in the Debt Service Reserve Fund and no withdrawal is required to pay principal of, and interest on, the Loan then due, the Lead Lender shall apply such excess to the prepayment of the principal amount on the Loan. The Debt Service Reserve Fund shall be valued at the amount actually on deposit and currently available to withdraw (excluding accrued but unpaid interest earnings) for the purposes of determining a deficiency.
(h) The Borrower hereby grants a security interest in the Debt Service Reserve Fund, all amounts on deposit therein and the proceeds thereof to the Lead Lender to secure all amounts payable on the Loan. If, on any date, the amount on deposit in the Debt Service Reserve Fund is equal to or greater than the total principal of, and accrued and unpaid interest on, the Loan, the Lead Lender shall apply such amounts to the prepayment of the Loan in full. Any excess amounts in the Debt Service Reserve Fund after such payment of the Loan in full, shall be paid by the Lead Lender to the Borrower.

Section 9. Capitalized Interest Fund.
(a) The Borrower hereby agrees to establish and maintain, so long as amounts are on deposit therein, a funded interest account with the Lead Lender (the “Capitalized Interest Fund”) to be applied as hereinafter set forth.
(b) The Lead Lender shall retain from the Loan Proceeds an amount equal to the Capitalized Interest Amount upon the closing of the Loan.
(c) The amounts in the Capitalized Interest Fund shall be used solely to pay interest due on the Loan on each Payment Date to the extent of the amount of interest then due or amounts on deposit in the Capitalized Interest Fund, as the case may be.
(d) The Capitalized Interest Fund shall be maintained as an interest bearing account or certificate of deposit with the Lead Lender. All interest earnings shall be retained in the Capitalized Interest Fund and applied to the payment of interest on the Loan.
(e) The Borrower hereby grants a security interest in the Capitalized Interest Fund, all amounts on deposit therein and the proceeds thereof to the Lead Lender to secure all amounts payable on the Loan.
Section 10. Disbursement of Loan Proceeds.
(a) The Loan Proceeds shall be disbursed entirely on the date of Loan closing as follows:
(i) the Lead Lender, on behalf of the Borrower, shall pay the amount of $152,700 to the parties entitled thereto the Closing Costs as set forth in Exhibit B;
(ii) the Lead Lender shall retain an amount equal to the Debt Service Reserve Requirement and deposit such amount to the Debt Service Reserve Fund;
(iii) the Lead Lender shall retain an amount equal to the Capitalized Interest Amount and deposit such amount to the Capitalized Interest Fund; and
(iv) the Lead Lender shall disburse the balance of the Loan Proceeds to the Borrower.
(b) Receipt by the Lead Lender of the following shall be conditions precedent to its obligation to disburse the Loan:
(i) executed copies of this Agreement and the Borrower’s Note;
(ii) possession of the Issuer’s Series A Note and Issuer’s Series B Note;
(iii) an opinion of special counsel to the Issuer in form and substance acceptable to the Lead Lender;
(iv) an opinion of counsel to the Borrower in form and substance acceptable to the Lead Lender;

(v) evidence acceptable to the Lead Lender, as confirmed by a certificate of the Issuer that the Borrower has expended Qualified Project Costs in an amount at least equal to the principal amount of the Loan and that the Grant may be made; and
(vi) such other showings, certificates and opinions as the Lead Lender may reasonably require to evidence compliance of the Borrower with the terms of the Borrower’s Note, the Issuer’s Series A Note, the Issuer’s Series B Note and this Agreement.
Section 11. Transfer and Assignments.
(a) The Borrower shall not have the right to assign this Agreement or any of the Borrower’s obligations hereunder, or any interest herein, to any other party unless the Borrower shall have obtained in writing the Lead Lender’s consent.
(b) The Lead Lender shall have the right, subject to the further provisions of this Section 11, to sell or assign all of its interest in this Agreement, the Borrower’s Note and related documents (each such transfer, an “Assignment”) to any commercial lender or other financial institution (and “Assignee”).
(c) In addition to assignment of the Loan in whole, the Lead Lender shall have the right to sell participations in the Loan as set forth in Section 12 below.
Section 12. Participations.
(a) The Lead Lender shall have the right, subject to the further provisions of this Section 12, to grant or sell a participation in all or any part of its Loan or the Borrower’s Note or the Pledge (a “Participation”) to any commercial lender or other financial institution (a “Participant”) without the consent of the Borrower, or any other party hereto.
(b) Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment, (a) no Participant shall have any direct rights hereunder, (b) the Borrower and the Lead Lender, other than the assigning or selling lender, shall deal solely with the assigning or selling lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Assignee or Participant, (c) no Assignment or Participation shall relieve the assigning or selling lender from any of its other obligations hereunder and such lender shall remain solely responsible for the performance hereof, and (d) no Assignee or Participant, other than an affiliate of the assigning or selling lender, shall be entitled to require such lender to take or omit to take any action hereunder, except that such lender may agree with such Assignee or Participant that such lender will not, without such Assignee’s or Participant’s consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Participant has an ownership or beneficial interest: (w) extend the final maturity of any Loans, (x) reduce the interest rate on the Loans, (y) forgive any principal of, or interest on, the Loans or any fees, or (z) release all or substantially all of the collateral security for the Loans.
(c) No lender shall be permitted to enter into any Assignment or Participation with any Assignee or Participant who is not a United States Person unless such Assignee or Participant represents and warrants to such lender that, as at the date of such Assignment or Participation, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee or Participant executes and delivers to such lender on or before the date of execution and delivery of documentation of such Participation or Assignment, a United States Internal Revenue Service Form W8BEN or W8ECI, or any successor to either of such forms, as appropriate, properly completed and claiming complete exemption from withholding and deduction of all Federal Income Taxes. A “United States Person” means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of United States Federal income taxes or other taxes on payment of interest, principal or fees hereunder.

(d) Each lender may furnish any information concerning the Borrower in the possession of such lender from time to time to Assignees and Participants and potential Assignees and Participants.
(e) Notwithstanding any other provision in this Agreement, any lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement.
Section 13. Assignment of Redevelopment Contract. The Borrower covenants and agrees that it will not assign its rights under the Redevelopment Contract to any other party without consent of the Lead Lender and the Issuer.
Section 14. Defaults and Remedies. An “Event of Default” shall mean each or any of the following:
(a) failure of the Borrower to pay any amount due under the Borrower’s Note or this Agreement within ten (10) days of when due; or
(b) a breach by Borrower of any covenant, condition, representation or warranty contained herein or in any of the Loan Documents within ten (10) days after written notice; or
(c) a default by the Borrower under the Redevelopment Contract after applicable notice and cure periods under the Redevelopment Contract.
Upon the occurrence of an Event of Default, the Lender may pursue any remedies available at law.
Section 15. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

To the Borrower:	E Energy Adams, LLC
510 Main Street
PO Box 49
Adams, NE 68301
Attention: Larry Brees
Phone: (402) 988-4655
Fax: (402) 988-5205

With a copy to:	Crosby Guenzel, LLP
Suite 400
Federal Trust Building
134 South 13th Street
Lincoln, NE 68508
Attention: Dave Jarecke
Phone: (402) 434-7329
Fax: (402) 434-7303

To the Lead Lender:	Security First Bank
5710 South 53rd St.
Lincoln, NE 68512
Attention: Aaron Bell
Phone: (402) 323-8006
Fax: (402) 323-8021
Email: abell@security1stbank.com
or addressed to any such party at such other address as such party shall hereafter furnish by notice to the other parties.

Section 16. Severability. If any section, paragraph or provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability of such section, paragraph or provision shall not affect any of the remaining provisions of this Agreement.
Section 17. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Borrower and the Lead Lender and their respective successors and assigns.
Section 18. This Agreement Governs. In the event of a conflict of any provision or term of this Agreement with any term or provision of the Borrower’s Note, the terms and provisions of this Agreement shall govern.
Section 19. Amendments. Except as otherwise provided in this Agreement, this Agreement may not be effectively amended, changed, modified, altered or terminated by the Borrower or the Lead Lender except in writing executed by both such parties.
Section 20. Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 21. Governing Law. This Agreement shall be governed by the laws of the state of Nebraska.
IN WITNESS WHEREOF, Lead Lender and the Borrower have caused this Agreement to be executed as of the date first above written.

SECURITY FIRST BANK, as Lead Lender, on behalf of all Participants
By:	/s/ John Daubert
John Daubert
President / CEO

E ENERGY ADAMS, LLC, a Nebraska limited liability company as Borrower
By:	/s/ Jack L. Alderman
Its: Chairman

SCHEDULE 1
LIST OF PARTICIPANTS

Lead Bank	Portion of Total Loan ($)	Participation Interest (%)

Security First Bank Attn: John Daubert 57103 S 53rd St Lincoln, NE 68516 (402) 323-8011	$2,535,000	50.34757%

Participants
Commercial National Bank of Ainsworth Attn: Doug Weiss 200 N Main St P.O. Box 6 Ainsworth, NE 69210 (402) 387-2381	$500,000	9.93049%

First National Bank Attn: Jack Beard Main St & Parker St P.O. Box 248 Lewellen, NE 69147 (308) 778-5361	$500,000	9.93049%

Exchange Bank Attn: Brian Schardt 1204 Allen Dr Grand Island, NE 68803	$500,000	9.93049%

Plattsmouth State Bank Attn: Joan Lewis 446 Main St Plattsmouth, NE 68048 (402) 296-2194	$500,000	9.93049%

The Gothenburg State Bank & Trust Company Attn: Luke Rickertsen 900 Lake Ave P.O. Box 81 Gothenburg, NE 69138 (308) 537-7181	$250,000	4.96524%

Curtis State Bank Attn: John Wilkinson 301 Center Ave P.O. Box 69025 (308) 367-4155	$250,000	4.96524%

TOTAL	$5,035,000	100%

EXHIBIT A
QUALIFIED PROJECT COSTS

E Energy Adams, LLC
Schedule of Project Costs
As of June 20, 2007

Land and land easements	$1,306,557.29
Cost of Issuance, Debt Service Reserve Fund, Capitalized Interest Fund	1,175,000.00
Site development-excavating	2,499,157.00
Development of road	428,920.00
Rail yard	1,838,603.00
Natural gas line	1,766,373.00
Wells	75,944.00

Total expenditures	$9,090,554.29

EXHIBIT B
CLOSING COSTS

Amount
Placement Agent fee ($100,700 — 5,000 paid from new money)	$95,700.00
Counsel	55,000.00
Origination Fee	2,000.00

Total	$152,700.00

B-1

EXHIBIT C
RESOLUTION OF BORROWER

RESOLUTION OF BOARD OF DIRECTORS
OF
E ENERGY ADAMS, LLC
The undersigned, being the directors of E Energy Adams, LLC, a Nebraska limited liability company, hereinafter referred to as the “Company,” hereby consent by majority vote to the adoption hereof and do hereby adopt the following resolutions and declare them to be in full force and effect:
RESOLVED, that the Company shall enter into the Redevelopment Agreement, the Loan Agreement, the Security Agreement, and the Note (collectively the “TIF Documents”) in with such modification, additions, deletions, and changes as the Manager deems fit in the form attached hereto under which the Company shall obtain tax-increment financing in the amount of $5,035,000 or in such similar amount as the Manager determines is appropriate through negotiations provided such terms are generally in accordance with the documents attached hereto;
RESOLVED FURTHER, that, to secure the obligations of the Company under the Loan Agreement, the Company shall grant to the Lender (as defined therein), a security interest in certain assets of the Company; and, in connection therewith, the Company shall enter into one or more security agreements and pledge agreements reflecting the foregoing grant (collectively, the “Security Documents”);
RESOLVED FURTHER, that Jack Alderman, a Manager of the Company, be and is hereby authorized and empowered in the name of and on behalf of the Company to negotiate, execute and deliver the TIF Documents and all other instruments, agreements certificates and other documents as may be required in connection therewith, including any amendments, restatements, supplements or modifications of the foregoing, all on such terms as may be approved by the Manager executing such documents, the execution and delivery of the same by said Manger to be conclusive evidence that the same was approved and authorized hereby;
RESOLVED FURTHER, that said Manager is authorized and empowered to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates in the name and on behalf of the Company or otherwise, as said Manager, in his/her discretion, may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions and to perform the obligations of the Company under all instruments and agreements executed on behalf of the Company in connection therewith;

RESOLVED FURTHER, that the execution by said Manager of any document authorized by the foregoing resolutions, or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Company, without the necessity of the signature or attestation of any other officer, Manager or Director of the Company or the affixing of the corporate seal;
RESOLVED FURTHER, that all acts and transactions undertaken or agreements executed and delivered by said Manager in connection with the foregoing matters are hereby ratified, confirmed and adopted by the Company; and
RESOLVED FURTHER, that the undersigned Directors of the Company hereby certify these resolutions.
This Resolution may be executed in counterparts and the counterparts taken together shall constitute the whole.
Dated effective: June 20, 2007.

/s/ Dennis L. Boesiger	/s/ Ron Miller

/s/ Tom Roode	/s/ Vinson VanEngen

/s/ Duane Wollenburg	s/ Steve Dean

/s/ Kenneth Brinkman	/s/ Jack L. Alderman

/s/ Mark Weber

/s/ Gary Bentzinger

/s Amy Johnston

EXHIBIT D
FORM OF BORROWER’S NOTE

PROMISSORY NOTE

$5,035,000.00	June 29, 2007
FOR VALUE RECEIVED, E ENERGY ADAMS, LLC (the “Borrower”), a Nebraska limited liability company, with an address at 510 Main Street, Adams, NE 68301, promises to pay to the order of Security First Bank, (“Lead Lender”), as lead agent for the participating lenders as described in the Loan Agreement (the “Participants”), and having an office at 5710 S 53rd St., Lincoln, NE 68516, the principal sum of five million and thirty-five thousand and No/100 Dollars ($5,035,000.00), under this Note from the date of its disbursement until such principal sum shall be fully paid. Interest and principal shall be payable in installments as set forth in Section 3 below. The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on December 1, 2021 (the “Maturity Date”).
(A) Loan Agreement. This Note is issued pursuant to the terms, provisions and conditions of that certain Loan Agreement (as amended, the “Loan Agreement”) dated as of even date, between the Borrower and Lead Lender, and evidences the loan (the “Loan”) made pursuant thereto. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.
(B) Interest Rate. All principal amounts outstanding under this Note shall bear interest at the then-applicable Interest Rate.
(C) Payment of Interest and Principal.
Section 1. Payment and Calculation of Interest. Subject to the provision of Section 5(b) of this Note dealing with payments falling due on dates that are not “Business Days,” all interest shall be: (a) payable commencing on June 1, 2009 and on December 1 and June 1 for each year thereafter (each a “Loan Payment Date”) until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360-day year and the actual number of days elapsed and by the provisions set forth in Section 4 of the Loan Agreement. Interest at the then-applicable Interest Rate shall be computed from and including the first day of the applicable Interest Period, up to and including the last day thereof. Proceeds from the Series A Note (as defined herein) and Series B Note (as defined herein), which have been pledged by Borrower in favor of Lead Lender pursuant to that certain Security Agreement of even date herewith, in the amount of $513,800 shall be retained by Lead Lender to pay for interest on the Loan due in 2008 and 2009, pursuant to the Loan Agreement. Interest shall be paid in accordance with Schedule 1 attached hereto.
Section 2. Interest Rate. The “Interest Rate” commencing on the date of the closing of the Loan shall be nine and fifteen-tenths percent (9.15%) simple interest. The Interest Rate shall reset on June 1, 2014 (“Reset Date”) The interest rate on the Reset Date shall be equal to the 5-year U.S. Treasury Constant Maturity Index average for the prior month period plus 398 basis points, but not greater than 10% for the applicable rate period and not less than 7.5% for the applicable rate period.

Section 3. “Interest Period” shall mean, in the case of the first Interest Period, the period commencing on the closing of the Loan and ending on the last day before the first day of first Loan Payment Date; or, thereafter, the period commencing on each Loan Payment Date and ending on the last day before the next successive Loan Payment Date until the Maturity Date.
Section 4. Principal Repayment. Principal shall be paid in accordance with the Schedule 1 attached hereto.
Section 5. Payment upon Maturity Date. The entire remaining principal balance and any unpaid interest or other amount due and owing shall be due and payable in full upon the Maturity Date.
Section 6. Prepayment. The Loan or any portion thereof may be prepaid in full or in part, at any time without penalty on or after June 1, 2012, upon not less than thirty (30) days’ prior written notice to the holder of this Note. Prepayment due to excess TIF sweep is allowed without penalty on any Interest payment date.
Section 7. Maturity Date. Upon the Maturity Date of the Loan, all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.
Section 8. Date of Credit. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o’clock P.M. Central Standard Time; payments received after one o’clock P.M. Central Standard Time shall be credited to the Loan on the next Business Day.
Section 9. Billings. Lead Lender may submit billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent payment period. Neither the failure of Lead Lender to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of all payment obligations of the Borrower when due.
Section 10. Default Rate. The Borrower shall pay upon billing therefor, an interest rate (“Default Rate”) which is four percent (4%) per annum above the Interest Rate: (a) following Borrower’s failure to make a required payment, for that period between the due date and the date of payment, (b) following any Event of Default, unless and until the Event of Default is expressly and specifically waived in writing by Lead Lender or (c) after the Maturity Date.
Section 11. Late Charges. The Borrower shall pay, upon billing therefor, a “Late Charge” equal to five percent (5%) of the amount of any payment of principal (other than principal due on the Maturity Date of the Loan), interest, or both, which is not paid in full within ten (10) days of the due date thereof. Late charges (a) are payable in addition to, and not in limitation of, the Default Rate, (b) are intended to compensate the Lead Lender for administrative and processing costs incident to late payments, (c) are not interest and (d) shall not be subject to refund or rebate or credited against any other amount due.
(D) Debt Service Coverage Event.
Section 1. The Borrower hereby agrees to establish and maintain, so long as the Loan remains unpaid, a debt service reserve account with the Lead Lender (the “Debt Service Reserve Fund”) in an amount equal to the ten percent (10%) of the original stated principal amount of the Loan, which amount shall be deposited to the Debt Service Reserve Fund by the Lead Lender on behalf of the Borrower from the Loan Proceeds upon the closing of the Loan (the “Debt Service Reserve Fund Requirement”).

Section 2. The “Debt Service Coverage Ratio” shall mean the quotient obtained by dividing (a) the amount of available Pledged Tax Increment Revenues plus interest earned on the actual funds held by the Lead Lender in the Debt Service Reserve Fund to scheduled Debt Service by (b) interest and principal due and payable to Lead Lender during the applicable Loan Payment Date. Commencing on June 1, 2009, the Debt Service Coverage Ratio shall equal or exceed 1.15 to 1.00.
Section 3. If the Lead Lender determines in its sole and reasonable discretion that the Debt Service Coverage Ratio will not be achieved on any Loan Payment Date, the Lead Lender may utilize funds from the Debt Service Reserve Fund to prepay principal in such amount as reasonably determined by Lead Lender so that the Debt Service Coverage Ratio shall thereafter be satisfied.
Section 4. If, after utilizing the Debt Service Reserve Fund to achieve the Debt Service Coverage Ratio, the Lead Lender determines that that Debt Service Reserve Fund Requirement is less than ten percent (10%) of the original principal balance, the Lead Lender shall notify the Borrower in writing of such deficiency. Upon written notice from Lead Lender, Borrower will replenish the Debt Service Reserve Fund to an amount equal to ten percent (10%) of the original principal balance.
(E) Definitions.
Section 1. “Banking Day” means a day on which banks are not required or authorized by law to close in Nebraska.
Section 2. “Business Day” means any Banking Day. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.
Section 3. “Debt Service Coverage Ratio” for the purposes of this Note and the Loan Agreement, means 1.15 to 1.00.
Section 4. “Dollars” or “$” means lawful money of the United States.
Section 5. “Interest Rate” means the interest rate for applicable Interest Period, in an amount not to exceed ten percent (10%).
Section 6. “Series A Note” means the Tax Increment Revenue Note, Taxable Series 2007A (E Energy Adams, LLC Ethanol Plant Project), dated the date of issuance and delivery thereof, in the original principal amount of $5,035,000.00, issued by the Village of Adams, Nebraska.
Section 7. “Series B Note” means the Tax Increment Revenue Note, Taxable Series 2007B (E Energy Adams, LLC Ethanol Plant Project), dated the date of issuance and delivery thereof, in the original principal amount of $2,500,000.00, issued by the Village of Adams, Nebraska.
(F) Acceleration Due to an Event of Default. At the option of the holder, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time and during the continuance of any one or more of the following events, each of which shall be an “Event of Default” hereunder and under the Loan Agreement and each other Loan Document: (i) default continuing uncured beyond the applicable notice and grace period, if any, set forth herein or in the Loan Agreement, in making any payment of interest, principal, other charges or payments due hereunder; (ii) an Event of Default as defined in or as set forth in the Loan Agreement or any other Loan Document, each as the same may from time to time hereafter be amended; or (iii) an event which pursuant to any express provision of the Loan Agreement, or of any other Loan Document, gives Lead Lender the right to accelerate the Loan.

(G) Certain Waivers, Consents and Agreements. Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, (i) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (ii) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lead Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (iii) agrees to pay all reasonable costs and expenses incurred by Lead Lender or any other holder of this Note in connection with the indebtedness evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs for (a) the administration and implementation of the Loan, (b) the syndication and/or participation of the Loan, (c) the collection of the indebtedness evidenced hereby and (d) for the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (iv) consents to all of the terms and conditions contained in this Note, the Loan Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other Loan Documents.
(H) Delay Not A Bar. No delay or omission on the part of the holder of this Note in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, except as expressly set forth therein, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.
(I) Partial Invalidity. The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.
(J) Use of Proceeds. All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.
(K) Notices. Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.
(L) Governing Law. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of Nebraska, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents. This Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Nebraska without regard to principles of conflicts of law.

(M) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(N) No Oral Change. This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.
(O) Rights of the Holder. This Note and the rights and remedies provided for herein may be enforced by Lead Lender or any subsequent holder hereof. Wherever the context permits each reference to the term “holder” herein shall mean and refer to Lead Lender or the then subsequent holder of this Note.
(P) Right to Pledge to Federal Reserve. Lead Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lead Lender from its obligations under any of the Loan Documents.
(Q) General Rights of Assignment and Participation. In accordance with and subject to the terms and conditions of the Loan Agreement, Lead Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s or any other person’s consent, to assign all or any portion of its rights and obligations hereunder and to grant participating interests in the obligations of Lead Lender.
(R) Replacement Note. Upon receipt of an affidavit of an officer of Lead Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of the Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.
[Signatures appear on following page]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date and year set forth above as a sealed instrument at Adams, Nebraska.

WITNESS:	BORROWER:

E ENERGY ADAMS, LLC,
a Nebraska limited liability company
By:

Its:

Hereunto duly authorized

Schedule 1
Principal and Interest Payments

Date	Principal	Coupon	Interest	Total P+I

12/1/2007	—	—	194,518.83	194,518.83
6/1/2008	—	—	230,351.25	230,351.25
12/1/2008	—	—	230,351.25	230,351.25
6/1/2009	95,000.00	9.15%	230,351.25	325,351.25
12/1/2009	100,000.00	9.15%	226,005.00	326,005.00
6/1/2010	105,000.00	9.15%	221,430.00	326,430.00
12/1/2010	110,000.00	9.15%	216,626.25	326,626.25
6/1/2011	115,000.00	9.15%	211,593.75	326,593.75
12/1/2011	120,000.00	9.15%	206,332.50	326,332.50
6/1/2012	125,000.00	9.15%	200,842.50	325,842.50
12/1/2012	130,000.00	9.15%	195,123.75	325,123.75
6/1/2013	135,000.00	9.15%	189,176.25	324,176.25
12/1/2013	145,000.00	9.15%	183,000.00	328,000.00
6/1/2014	150,000.00	9.15%	176,366.25	326,366.25
12/1/2014	155,000.00	9.15%	169,503.75	324,503.75
6/1/2015	165,000.00	9.15%	162,412.50	327,412.50
12/1/2015	170,000.00	9.15%	154,863.75	324,863.75
6/1/2016	180,000.00	9.15%	147,086.25	327,086.25
12/1/2016	185,000.00	9.15%	138,851.25	323,851.25
6/1/2017	195,000.00	9.15%	130,387.50	325,387.50
12/1/2017	205,000.00	9.15%	121,466.25	326,466.25
6/1/2018	215,000.00	9.15%	112,087.50	327,087.50
12/1/2018	225,000.00	9.15%	102,251.25	327,251.25
6/1/2019	235,000.00	9.15%	91,957.50	326,957.50
12/1/2019	245,000.00	9.15%	81,206.25	326,206.25
6/1/2020	255,000.00	9.15%	69,997.50	324,997.50
12/1/2020	265,000.00	9.15%	58,331.25	323,331.25
6/1/2021	280,000.00	9.15%	46,207.50	326,207.50
12/1/2021	730,000.00	9.15%	33,397.50	763,397.50

Total	$5,035,000.00	—	$4,532,076.33	$9,567,076.33

EXHIBIT E
FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT
This Security Agreement dated as of the 29th of June, 2007 (this “Security Agreement”), by and between E Energy Adams, LLC, a Nebraska limited liability company, having an address c/o Larry Brees 510 Main Street, Adams, NE 68301 (“Pledgor”) and Security First Bank, a banking corporation, organized under the laws of the State of Nebraska (“Pledgee”).
RECITALS:
WHEREAS, Pledgee made a loan to Pledgor in the original principal amount of $5,035,000.00 (the “Loan”), pursuant to that certain Loan Agreement of even date herewith by and between Pledgee and Pledgor (the “Loan Agreement”); and
WHEREAS, the Loan will be disbursed to Pledgor in one or more advances and is evidenced by that certain Promissory Note dated of even date herewith from Pledgor to Pledgee (“Note”); and
WHEREAS, in order to induce Pledgee to make the Loan, Pledgor is willing to enter into this Security Agreement and grant Pledgee a security interest in the Series A Note, the Series B Note and the Pledged Revenues (as hereinafter defined).
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, and in order to induce Pledgee to make the Loan and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor does hereby agree with Pledgee, as follows:
Definitions.
“Chief Executive Office State” shall mean the State in which the Chief Executive Offices of Pledgor.
“Code” shall mean the Uniform Commercial Code, as enacted in the State of Nebraska, as amended.
“Collateral State” shall mean any State in which Collateral is issued and/or held.
“Financing Statement” shall have the meaning given that term under the Code.
“Interest” shall have the meaning set forth in the Loan Agreement.
“Issuer” shall mean The Village of Adams, Nebraska, as issuer of the Series A Note and Series B Note.
“Loan Documents” shall mean the Loan Agreement and any and all ancillary documents necessary to consummate the transactions contemplated thereby.
“Obligations” shall mean (a) the aggregate unpaid principal amount of, and accrued Interest on, the Note; (b) all other fees and other amounts owing by Pledgor to Pledgee under the Note; and (c) each and all of the representations, warranties, covenants, obligations, liabilities, indemnities and duties of Pledgor under the Loan Documents.

“Pledged Revenues” shall mean Pledged Tax Increment Revenues, PILOT Payments and Liquidated Damages Amount, as such terms are defined in the Loan Agreement.
“Pledgor State” shall mean any State in which Pledgor is authorized or licensed to conduct business.
“Series A Note” shall mean the Issuer’s Taxable ax Increment Revenue Note, Series 2007A (E Energy Adams, LLC Ethanol Plant Project), dated the date of issuance and delivery thereof, in the original principal amount of $5,035,000.00 with a debt service coverage ratio of 1.15 to 1 and an interest rate not to exceed 10%, and a maturity date on or before December 1, 2021.
“Series B Note” shall mean the Issuer’s Taxable Tax Increment Revenue Note, Series 2007B (E Energy Adams, LLC Ethanol Plant Project), dated the date of issuance and delivery thereof, in the principal amount of $2,500,000.00, without assuming a debt service coverage ratio and an interest rate not to exceed 10%, and a maturity date on or before December 31, 2021.
Grant of Security Interest. As security for the full payment and performance of the Obligations when due, Pledgor hereby grants, assigns and pledges, a continuing lien on and security interest in, and, as a part of such grant, assignment and pledge, hereby transfers and assigns to Pledgee as security, all of the following (the “Collateral”) whether now owned or hereafter acquired: (i) the Series A Note and all of Pledgor’s right, title and interest in and to the Series A Note; (ii) the Series B Note and all of Pledgor’s right, title and interest in and to the Series B Note; (iii) all of Pledgor’s interest in all distributions to which Pledgor shall at any time be entitled in respect of the Series A Note or Series B Note; (iv) the Pledged Revenues; and (v) to the extent not otherwise included, all proceeds of any or all of the foregoing.
Perfection of Security Interests.
Pledgor authorizes Pledgee to file a Financing Statement describing the Collateral.
Pledgor authorizes Pledgee to file a Financing Statement describing any agricultural liens or other statutory liens held by Pledgee.
Pledgee shall receive, prior to the Closing of the Loan, an official report from the Secretary of State of each Collateral State, Chief Executive Office State and the Pledgor State indicating that Pledgee’s interest is prior to all other security interest or other interests reflected in the report.
Possession. Pledgor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement, or where Pledgee chooses to perfect its security interest by possession in addition to the filing of a financing statement.
Powers of Pledgor Prior to an Event of Default. Prior to an Event of Default, Pledgor shall be entitled to receive and retain all distributions with respect to the Collateral.
Representations, Warranties and Covenants. Pledgor hereby covenants with, and represents and warrants to, Pledgee as follows:
Pledgor will defend Pledgee’s right, title and interest in and to the Collateral pledged by Pledgor pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other persons.

Pledgor is the legal beneficiary of the Series A Note and Series B Note in which it has granted a security interest pursuant hereto, free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Security Agreement, and has the unqualified right to pledge and grant a security interest in the same as herein provided without the consent of any other person other than any such consent that has been obtained.
The Series A Note and Series B Note have been validly acquired by Pledgor and are duly and validly pledged hereunder. All consents and approvals required for the execution and delivery of this Security Agreement and the consummation of the transactions contemplated by this Security Agreement have been obtained.
Application of Collateral. All proceeds of any Collateral now or at any time hereafter received or retained by Pledgee pursuant to the provisions of this Security Agreement (including, without limitation, any proceeds from the sale of all or any portion of Series A Note, Series B Note or Pledged Revenues, and all distributions received by Pledgee in respect of Series A Note or Series B Note) shall, after an Event of Default, be applied by Pledgee to the Obligations.
Remedies. If an Event of Default shall occur and then be continuing:
Pledgee may exercise all of the rights and remedies of a secured party under the Code.
Pledgee shall also have the right to, at any time and from time to time, (i) cause any or all of the Series A Note and/or Series B Note to be registered in or transferred into the name of Pledgee or into the name of a nominee or nominees, or designee or designees, of Pledgee; and/or (ii) sell, resell, assign and deliver, in its sole discretion, any or all of the Series A Note and/or Series B Note or any other collateral security for the Obligations and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Pledgee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the collateral are being purchased for investment only, Pledgor hereby waiving and releasing any and all equity or right of redemption. If all or any of the Series A Note and/or Series B Note is sold by Pledgee upon credit or for future delivery, Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Pledgee may resell such collateral.
Pledgee may exercise, either by itself or by its nominee or designee, in the name of Pledgor, all of the rights, powers and remedies granted to Pledgee in Section 2 hereof in respect of the Series A Note and/or Series B Note and may exercise and enforce all of Pledgee’s rights and remedies hereunder and under law.
Events of Default. An “Event of Default” shall mean each or any of the following:
if Pledgor fails to pay any payment of principal due under the Note or the Loan Agreement, together with all accrued and unpaid Interest, if any, which is due under the Note, or declared due and payable whether at maturity or by acceleration; or
if any Event of Default under the Note has occurred or is occurring; or
if any Event of Default under the Loan Documents has occurred or is occurring ; or
if any Event of Default under this Security Agreement has occurred or is occurring.

Waivers; Modifications. None of the terms and conditions of this Security Agreement may be discharged, changed, waived, modified or varied in any manner unless in a writing duly signed by the parties hereto.
Remedies Cumulative. All rights and remedies afforded to Pledgee by reason of this Security Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of Pledgee existing at law or in equity or otherwise. No one of such remedies, whether or not exercised by Pledgee, shall be deemed to exclude, limit, or prejudice the exercises of any other legal or equitable remedy or remedies available to Pledgee.
Notices. Any demand, notice or other communication in connection with this Security Agreement will be deemed to be made, given and received:
if mailed by prepaid registered mail addressed as set forth below, on the day following the day on which it was mailed, during a period of uninterrupted mail service, whether or not the same be returned undelivered;
if delivered or sent by prepaid courier service to the address set forth below, or personally served upon any director, officer, servant, employee or partner of the Pledgor or Pledgee, at the time of such delivery or service; or
if sent prepaid by telefax or other similar means of electronic communication, to the number set forth below or where the Pledgor or Pledgee has such facilities to receive such communication, provided that a copy thereof is sent on the same day by prepaid mail, at the time of such sending.
Until further notice, notices under this Security Agreement shall be addressed as follows:
If to Pledgee:
Security First Bank
5710 S 53rd St.
Lincoln, NE 68512
Attention: Aaron Bell
Facsimile: (402) 323-8021
If to Pledgor:
E Energy Adams
510 Main Street
P.O. Box 49
Adams, NE 68301
Attention: Larry Brees
Facsimile: (402) 988-5205
Binding Effect and Assignments. This Security Agreement shall be binding upon and inure to the benefit of Pledgor and its successors and assigns. This Security Agreement shall be binding upon and shall inure to the benefit of Pledgee and its successors and assigns.

Consent of Issuer. The Village of Adams, Nebraska, as Issuer of the Series A Note and Series B Note and Pledged Revenues, hereby consents and agrees to the terms and conditions of this Security Agreement.
Severability. In case any one or more of the provisions contained in this Security Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Security Agreement shall continue in full force and effect in accordance with its remaining terms.
Further Assurances. Pledgor agrees to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee from time to time may reasonably require or deem advisable to carry into effect this Security Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder.
Release. Pledgee agrees to release its security interest in the Series A Note and Series B Note upon satisfaction of all of the following conditions precedent:
that the documents to effect such release be prepared by counsel for Pledgor; and
that (i) the principal amount of the Note evidencing the Loan and the other Obligations, shall have been fully paid and satisfied, and (ii) accrued Interest on the Note evidencing the Loan and any costs, commitment and other fees, expenses and other sums owing to Pledgee as provided in the Note, shall have been fully paid; and
that all costs, fees, expenses and other sums paid or incurred by or on behalf of Pledgee in exercising any of its rights, powers, options, privileges and remedies hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, shall have been fully paid.
If the Series A Note and Series B Note are so released, Pledgee, at the request and sole cost and expense of Pledgor made at the time of any such release, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral), to Pledgor such of the Series A Note and Series B Note as may be in the possession of Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, together with any moneys at the time held by Pledgee hereunder and not applied to the payment of the Obligations.
Governing Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska applicable to contracts entered into and to be performed entirely within such State and without regard to the conflicts or choice of laws or rules of such State.
Interpretation. All grammatical changes in gender, tense and number required to give meaning to any provision herein shall be deemed to be made. References to “this Agreement,” “hereof,” “herein,” “hereto” and like references are to this Security Agreement and not to any particular article, section or other subdivision of this Security Agreement. The insertion of headings in this Security Agreement is for convenience of reference only and will not affect the construction or interpretation of this Security Agreement. Unless otherwise specified herein, all statements of or reference to dollar amounts in this Security Agreement will mean lawful money of the United States of America.
Counterparts. This Security Agreement may be executed in one or more counterparts each of which shall be deemed and constitute an original and binding agreement.
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[signature page to Security Agreement]
IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the day and year first above written.

PLEDGOR

E ENERGY ADAMS, LLC, a Nebraska limited liability company

By:

Its:

PLEDGEE

SECURITY FIRST BANK, on behalf of all Participants

John Daubert
President / CEO
Consent of Issuer:
The Village of Adams, Nebraska hereby consents to and accepts the provisions of this Security Agreement, agrees to comply with the terms hereof and to perform any obligations imposed upon it hereby and grants the security interests granted by it herein.

THE VILLAGE OF ADAMS, NEBRASKA

By:

Its: